UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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Soliciting Material under §240.14a-12

AMCOR PLC

(Name of Registrant as Specified in Its Charter)

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Dear Amcor
Shareholders

September 27, 2022

Graeme Liebelt Chairman Ron Delia CEO

Outstanding year of execution and growth

Fiscal 2022 was another outstanding year for Amcor. Our co-workers have continued to demonstrate remarkable perseverance and agility, executing well in a challenging operating environment that remains impacted by the lingering effects of the COVID-19 pandemic, severe disruptions to global supply chains, persistent and rising inflation, and the Russia-Ukraine conflict.

In the fiscal year ended June 30, 2022 (FY22), Amcor delivered another year of strong results. Organic sales growth of 4% marked the third consecutive year of accelerating top line growth, which translated into earnings per share growth of 11% on a comparable constant currency basis. The business picked up momentum through the year, with the fourth quarter being the strongest from both a sales and a profit-growth standpoint. During the year, we were also successful in passing through $1.5 billion in costs related to higher raw materials pricing, as well as other inflationary costs. As we enter our 2023 fiscal year, we are well positioned to maintain this momentum.

Strong free cash flow of $1.1 billion was another highlight of our financial 2022 year. This enabled us to increase our cash returns to shareholders to more than $1.3 billion dollars via $ 600 million of share repurchases and a compelling and growing annual dividend.

A winning strategy

Our dedicated employees are central to our success, and we believe that having the best talent and capabilities in the industry will ensure we prosper now and in the future. For many years we have made the well-being and development of our 44,000 global employees our number one objective, and this will continue to be a critical part of our overall strategy.

Our financial performance continues to reflect Amcor’s strong foundation and the ability of our teams to consistently deliver against our strategy. Amcor has leadership positions in most of our chosen primary packaging segments and over 95% of our sales are in consumer staples and healthcare end markets. We have absolute and relative scale advantages in all key regions, industry leading commercial and innovation capabilities and a proven track record through multiple economic cycles of delivering margin expansion, earnings growth, and significant free cash flow.

A key driver of value for shareholders will always be the underlying organic growth of the business. We have continually strengthened the base business and have built sustainable organic sales and profit growth momentum over the last several years. The drivers of this growth include high-growth, high-value priority segments, a leading and well diversified emerging markets portfolio and the ability to leverage our strength in innovation. We  are excited by the broad range of opportunities we see in these areas and, to help maintain the momentum we have built, we are stepping up our investments for growth. For example, during FY22 we opened a state of the art healthcare packaging facility in Singapore to serve accelerating demand in the Asia-Pacific region and also commenced a multimillion-dollar investment in new thermoforming capabilities for medical packaging in our existing plant in Ireland.

In recent years, we have invested in establishing best-in-class research and development (R&D) capabilities. We now offer customers a global network of world-class innovation centers with unique features and services that enable customers to collaborate with our packaging experts and make innovative and value-creating ideas a reality. But we remain hungry and open-minded in our search for disruptive innovative ideas beyond our own in-house R&D. In FY22, we deployed seed capital into promising start-up players ePac and PragmatIC Semiconductor, which has enabled us to gather further insights and traction into new technologies and business models.

Our efforts on sustainability are embedded in everything we do, from the way we manage our operations and greenhouse gas emissions to our vendor partnerships. In January 2022, Amcor further increased its sustainability efforts by joining the Science-Based Targets Initiative to ensure we achieve net zero emissions by 2050.

We are guided by the belief that three key dimensions – package design, infrastructure development and consumer participation – working together, hold the key to a more sustainable, circular economy for packaging.

In FY22, we expanded on our sustainability leadership by launching proprietary innovations such as our AmFiberTM family of paper-based products, the recycle-ready PVC-free AmSkyTM blister system for healthcare applications and the new generation of recycle-ready AmPrimaTM films. These global product platforms represent a clear opportunity for us to leverage our unique reach, scale and differentiated innovation for multi-national customers. With approximately 75% of Amcor offerings already recycle-ready, the consistent launch of new products with better sustainability features underscores our steady progress towards developing every product Amcor makes to be recyclable or reusable by 2025.

Compelling investment case

With multiple strategic initiatives working in tandem across the globe, Amcor continues to consistently deliver strong financial performance. We follow a clear proven strategy built on a solid foundation that has allowed us to invest in future growth opportunities and lead the industry on game-changing sustainability innovations.

We are delivering on our commitments, accelerating earnings growth and generating significant annual cash flow, increasing investments in high growth end markets and geographies as well as delivering value to shareholders through share repurchases and a compelling, growing dividend. Our proven track record of performance, unique industry-differentiated capabilities, defensive end market exposure, and strong investment grade balance sheet make the investment case for Amcor stronger than ever before – and particularly compelling in the current context of continued macroeconomic challenges.

We are proud of what our company and our employees around the world have achieved, collectively and individually, and we thank you, our shareholders, for your continued support.

Notice of Annual Meeting of Shareholders

When: November 9, 2022 at 4:00 P.M. EST, 9:00 P.M. GMT and 8:00 A.M. (Nov. 10) AEDT	Items of Business: 3 Proposals are listed below.	Who Can Vote: Shareholders of Amcor’s common stock and CHESS depositary interests at the close of business on September 14, 2022.	Attending the Meeting: See page 48 for information.
Where: The Langham Hotel 1C Portland Place London W1B 1JA United Kingdom	Date of Mailing: The date of mailing of this Proxy Statement is on or about September 27, 2022.

Items of Business

1.	To elect ten Directors for a term of one year;
2.	To ratify the appointment of PricewaterhouseCoopers AG as our independent registered public accounting firm for fiscal year 2023;
3.	To cast a non-binding, advisory vote on the Company’s executive compensation (“Say-on-Pay Vote”); and
4.	To transact such other business as may properly come before the meeting.

Your vote is important to us. Please execute your proxy promptly.

September 27, 2022

By Order of the Board of Directors

Damien Clayton,

Secretary

83 Tower Road North
Warmley, Bristol BS30 8XP
United Kingdom

Record Date

Only shareholders of record at the close of business on September 14, 2022, will be entitled to receive notice of and to vote at the meeting. Most shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card or voting instruction form. Please refer to the attached proxy materials or the information forwarded to you by your bank, broker or other holder of record to see voting methods available to you.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on November 9, 2022:

The Proxy Statement, 2022 Annual Report and 2022 Form 10-K are available on our website at www.amcor.com/investors.

How to Cast Your Vote (See page 45) You can vote by any of the following methods:

By internet	By telephone	By mailing your proxy card

Proxy Statement Summary

Our proxy statement contains information about the matters that will be voted on at our Annual General Meeting of Shareholders (the “Annual Meeting”) as well as other helpful information about Amcor plc (the “Company”). Below is an executive summary that highlights certain information contained elsewhere in our proxy statement. We encourage you to read the entire proxy statement carefully before voting.

Matters to Be Voted on at the 2022 Annual Meeting

		Board	For More Detail,
Proposal		Recommendation	See Page:
1.	Election of Directors	FOR each Nominee	9
2.	Ratification of PricewaterhouseCoopers AG as our independent registered public accounting firm for fiscal year 2023	FOR	41
3.	Non-binding, advisory vote to approve the Company’s executive compensation	FOR	42

Amcor plc

Amcor plc is a holding company incorporated under the laws of the Bailiwick of Jersey in July 2018. Amcor is a global leader in developing and producing responsible packaging for food, beverage, pharmaceutical, medical, home and personal-care, and other products. Amcor has the global reach, scale and technical capabilities to offer an unrivaled value proposition for customers and works with leading companies around the world to protect their products and the people who rely on them, differentiate brands, and improve supply chains.

Business Highlights

Fiscal 2022 was another outstanding year of growth and execution against our strategy
Business continued to build sustainable organic sales growth momentum
Increasing investment for growth through innovation and sustainability and in high value priority segments
Expect another year of strong underlying growth in fiscal 2023
Resilient investment case to deliver strong shareholder returns

AMCOR plc | 2022 Proxy Statement	4

Nominees for Directors

		Director			Committee Memberships
Name	Age	Since	Primary Occupation	Independent	A	NG	C	E
Graeme Liebelt	68	2012	Former Managing Director & CEO, Orica Limited
Armin Meyer	73	2010	Former CEO & Chairman, Ciba Ltd.
Ron Delia	51	2015	CEO, Amcor plc
Achal Agarwal	63	2021	Former Chief Strategy & Transformation Officer, Kimberly-Clark Corporation
Andrea Bertone	61	2019	Former President, Duke Energy International LLC
Susan Carter	63	2021	Former SVP & CFO, Ingersoll-Rand Plc
Karen Guerra	66	2010	Former President & Director General, Colgate Palmolive France
Nicholas (Tom) Long	63	2017	Former CEO, MillerCoors, LLC
Arun Nayar	71	2019	Former EVP & CFO, Tyco International
David Szczupak	67	2019	Former EVP, Whirlpool

 Chairman of the Board        Deputy Chairman of the Board       Committee Chair

A: Audit Committee     NG: Nominating & Corporate Governance Committee     C: Compensation Committee     E: Executive Committee

Geographic Diversity
Asia 1
Australia 1
Europe 3
United States 5
Female
Female 3
Male 7
Racially or Ethnically Diverse
Diverse 3
Not Diverse 7
Gender & Ethnic Diversity
50% Diversity
Tenure
More than 10 years 2
Less than 3 years 2
3-10 years 6
Average Tenure 5.7 years
Age
45-55 years 1
66 years or older 5
56-65 years 4
Average Age 64.6 years
Skills and Experience
Executive Leadership 10
International Business Experience 10
Fast Moving Consumer Goods 5
Manufacturing and Operations 10
Strategy and M&A 6
Financial and Professional Services 6
Technology, Innovation, and Sustainability 2

AMCOR plc | 2022 Proxy Statement	5

Corporate Governance Highlights

All non-employee Directors are independent
Independent Chairman of the Board
Regular executive sessions of independent Directors
Annual election of all Directors
Proactive shareholder engagement program
Single class of shares
No shareholder rights plan (poison pill)
Shareholder right to call special meeting
Stock ownership requirements for Directors and Executive Officers
Active Board and Audit Committee oversight of risk management
Active Audit Committee oversight of cybersecurity
Full Board engagement and active oversight of sustainability with strategic focus
Annual Comprehensive Board and committee evaluations
Ongoing Board refreshment with an emphasis on diversity
Mandatory Director retirement at age 75
No directors are overboarded pursuant to Amcor’s policy

Executive Compensation Highlights

Amcor’s executive compensation framework plays a key role in aligning compensation to business strategy and outcomes that deliver value to shareholders. The key highlights are as follows:

•	An outstanding year of execution and growth; a reduction in safety recordable cases by 3% with 57% of sites being injury free for more than 12 months, an increase in organic sales of 4%, an increase in adjusted EBIT and EPS by 7% and 11% respectively, adjusted free cash flow of $1.1 billion, and RoAFE of 16.3%.
•	Variable compensation is 100% performance-based and at-risk ensuring strong alignment to Amcor’s strategic priorities.

WHAT WE DO
Variable incentives are 100% performance-based and 100% at-risk. This means performance conditions apply to short term incentives and all equity-based incentives (restricted share units, performance shares, and share options)
To ensure alignment with shareholders, Amcor’s Shareholder Value Creation Model (described further in the Executive Compensation Discussion & Analysis) is the basis for the performance conditions used for incentives
For the LTI to vest in full, it requires adjusted EPS to grow by 10% per annum, returns to be 12% or more, and upper quartile relative total shareholder return performance
Stock ownership requirements for Executive Officers
Clawback policy applicable to awards in event of fraud, dishonesty, breach of obligations and certain restatements
WHAT WE DON’T DO
No multi-year employment agreements or excessive executive severance
No repricing of options without shareholder approval
No excise tax reimbursement for payments made in connection with a change in control
No hedging of equity awards
No payment of dividends on unearned performance-based awards
No evergreen provision in our 2019 Omnibus Management Share Plan

AMCOR plc | 2022 Proxy Statement	6

Sustainability

Sustainability at Amcor

We are excited about the progress we made in fiscal year 2022 to accelerate momentum around responsible packaging and respond to the challenge of keeping products out of the environment at the end of their use. This progress has been achieved through the combination of advances in innovation for packaging design, collaboration for waste management infrastructure and education for greater consumer participation.

Our expertise in developing more responsible packaging across a range of materials, combined with our global presence, makes us the partner of choice for market-leading, sustainability-focused brands and is a key opportunity that fuels our continued growth.

Fiscal year 2022 brought continued recognition for Amcor’s leadership as we expanded our more sustainable packaging platforms to new applications and markets. For example, our AmPrima™ Recycle Ready Pouch for Tyson® Instant Pot Meal Kits was recognized with a Gold Achievement Award from the Flexible Packaging Association for extending the use of flexible packaging, replacing a three-part tray, lidding and overwrap system with a single convenient high-barrier carrier. In another example, our AmLite® HeatFlex Recyclable retort pouch received Gold in the Packaging Innovation Awards, recognizing a unique Amcor solution that for years was thought to be impossible. We also collaborated with consumer brands to bring innovative new sustainability solutions to market, such as our partnership with Danone to develop revolutionary label-less water packaging that is 100% recyclable and made from 100% post-consumer recycled content.

In addition to our more than $100 million annual R&D spend supporting these and other innovations, we continue investing in partnerships to build capacity and drive demand for recycled materials – a crucial step in closing the loop to create a circular economy for packaging. In 2022, we became the first company to purchase certified circular polyethylene material using ExxonMobil’s Exxtend™ technology for advanced recycling. Amcor will leverage this new material across our global portfolio, providing customers in healthcare and food industries with circular content in a variety of solutions and applications.

Sustainability also informs every aspect of Amcor’s operational activities – from employment practices to sourcing and manufacturing. For nearly two decades, our EnviroAction program has driven continuous reduction of our carbon footprint, elimination of waste and minimization of water usage. As the next step in our journey, Amcor committed in January 2022 to setting science-based targets, which will provide a clear and ambitious path to achieving net zero greenhouse gas emissions by 2050. We continue considering how climate change will impact our global business, and in 2022 we conducted a climate scenario analysis exercise in alignment with the recommendations of the Task Force on Climate-Related Financial Disclosures (TCFD). The results of this process will be included in our FY2022 Sustainability Report.

We are pleased that, this year, Amcor was recognized for our sustainability leadership by FTSE4Good, the Institutional Shareholder Services ESG program, Ecovadis and the MSCI. We were included in Moody’s ESG Investment Register and the 2021 SP Global Sustainability Yearbook and received a B score in the CDP’s Climate Change rating.

Sustainability remains our most significant long-term
organic growth opportunity

Responsible packaging is the answer

Amcor is uniquely positioned as industry leader with

Scale, Resources and Capabilities

AMCOR plc | 2022 Proxy Statement	7

AMCOR plc | 2022 Proxy Statement	8

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Proposal 1 Election of Directors

The Nominating and Corporate Governance Committee of our Board of Directors (the “Board”) has nominated ten individuals to be elected at the meeting. Each Director is elected to a one-year term to serve until his or her successor has been duly elected and qualified, but subject to prior death, resignation, disqualification or removal from office. Each nominee has indicated a willingness to serve as a Director. If a Director does not receive a majority of the votes for his or her election, then that Director will not be elected to the Board, and the Board may fill the vacancy with a different person, or the Board may reduce the number of Directors to eliminate the vacancy.

In addition to certain biographical information about each Director and nominee, listed below are the specific experiences, qualifications, attributes or skills that led to the conclusion that the person should serve as a Director on the Board.

Jeremy Sutcliffe, a Director and member of the Nominating and Corporate Governance Committee, will retire from the Board at the Annual Meeting. The Board extends its appreciation to Mr. Sutcliffe for his service and thoughtful insight and advice. Effective at the Annual Meeting, the Board has reduced its size to ten members in light of Mr. Sutcliffe’s decision so that the Board will have no vacancies. Effective as of the Annual Meeting, the Board has appointed Andrea Bertone to replace Mr. Sutcliffe as a member of the Nominating and Corporate Governance Committee.

Director-Nominees

The Board of Directors recommends a vote “FOR” all nominees to serve as Directors.

GRAEME LIEBELT

Age 68 Director since: 2012 Chairman Committees: Executive INDEPENDENT

PROFESSIONAL BACKGROUND:

•  Managing Director and Chief Executive Officer of Orica Limited – 2005 to 2012

•  Executive Director of Orica Group – 1997 to 2012

•  Numerous senior positions with the ICI Australia/Orica group including Managing Director of Dulux Australia, Chairman of Incitec Ltd, Director of Incitec Pivot Ltd and Chief Executive of Orica Mining Services – 1989 to 2012

OTHER DIRECTORSHIPS:

•  Australia and New Zealand Banking Group Limited

•  Australian Foundation Investment Company Limited

•  DuluxGroup Ltd (previous)

KEY QUALIFICATIONS AND EXPERIENCES:

In addition to the professional background noted above, Mr. Liebelt is a Fellow of the Australian Academy of Technological Sciences and Engineering and a Fellow of the Australian Institute of Company Directors. Mr. Liebelt’s past leadership experiences and expertise in global manufacturing and operations make him particularly qualified to act as Chairman of the Board for Amcor.

DR. ARMIN MEYER
Age 73 Director since: 2010 Deputy Chairman Committees: Executive (Chair) Compensation (Chair) INDEPENDENT

PROFESSIONAL BACKGROUND:

•  Chairman of the Board of Ciba Ltd. – 2000 to 2009

•  Chief Executive Officer of Ciba Ltd. – 2001 to 2007

•  Executive Vice President of ABB Ltd – 1995 to 2000

OTHER DIRECTORSHIPS:

•  Bracell Limited (previous)

•  Zurich Financial Services (previous)

•  International Institute for Management Development (IMD) (previous)

KEY QUALIFICATIONS AND EXPERIENCES:

Dr. Meyer is a qualified electrical engineer with a Ph.D from the Swiss Federal Institute of Technology. Having served as a Chairman and CEO, Dr. Meyer’s significant experience in executive leadership and his familiarity with financial matters and global manufacturing provide valuable contributions to Amcor’s Board of Directors.

AMCOR plc | 2022 Proxy Statement	9

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RON DELIA
Age 51 Director since: 2015 Committees: Executive

PROFESSIONAL BACKGROUND:

•  Chief Executive Officer, Amcor – 2015 to current

•  Executive Vice President Finance and Chief Financial Officer, Amcor – 2011 to 2015

•  Vice President and General Manager, Amcor Rigid Plastics Latin America – 2008 to 2011

•  Executive Vice President Corporate Operations, Amcor – 2005 to 2008

•  Associate Principal, McKinsey & Company – 2000 to 2005

•  Senior Commercial Roles, American National Can Company – 1994 to 1998

KEY QUALIFICATIONS AND EXPERIENCES:

Mr. Delia holds a Masters of Business Administration from Harvard Business School and a Bachelor of Science from Fairfield University. Mr. Delia has an intimate knowledge of the Company’s business, operations and customers. His experience in global commercial and operational leadership, strategy and M&A, and finance, contribute invaluable skills and capabilities to Amcor’s Board of Directors.

ACHAL AGARWAL
Age 63 Director since: 2021 Committees: Compensation INDEPENDENT

PROFESSIONAL BACKGROUND:

•  Global Chief Strategy and Transformation Officer, Kimberly-Clark – 2020 to 2021

•  President, Asia Pacific Region, Kimberly-Clark – 2012 to 2020

•  President, North Asia Region, Kimberly-Clark – 2008 to 2012

•  Chief Operating Officer – Beverages (Greater China), PepsiCo – 2002 to 2008

•  Vice President, Beverages (China), PepsiCo – 1998 to 2002

•  Market Unit General Manager – Beverages (India), PepsiCo – 1994 to 1997

•  Commercial Manager, Corporate, ICI India – 1993 to 1994

•  Commercial Functions in Pharmaceutical, Agrochemical, Paints and Commercial Explosives businesses, ICI India – 1981 to 1993

OTHER DIRECTORSHIPS:

•  World-Wide Fund for Nature, Singapore (WWF Singapore)

•  SATS Ltd

•  Singapore International Chamber of Commerce (previous)

•  Asia Venture Philanthropy Network (previous)

•  Singapore Business Federation (previous)

KEY QUALIFICATIONS AND EXPERIENCES:

Mr. Agarwal holds a degree and a Masters of Business Administration from the University of Delhi, and an Advanced Management Program degree from The Wharton School, University of Pennsylvania. He is a global consumer executive with four decades of experience, of which 30 years have been in leadership roles in the Asia-Pacific across developed and emerging markets. He is passionate about coaching leaders to grow scalable and sustainable businesses in the midst of a changeable environment, contributing invaluable knowledge and skills to Amcor’s Board of Directors.

ANDREA BERTONE
Age 61 Director Since: 2019 Committees: Compensation INDEPENDENT

PROFESSIONAL BACKGROUND:

•  President, Duke Energy International LLC (an electric power generation company) – 2009 to 2016

•  Associate General Counsel, Duke Energy – 2003 to 2009

OTHER DIRECTORSHIPS:

•  DMC Global Inc.

•  Peabody Energy, Inc.

•  Yamana Gold Inc. (previous)

•  Duke Energy International Geração Paranapanema S.A. (previous)

KEY QUALIFICATIONS AND EXPERIENCES:

Ms. Bertone is a graduate of the University of São Paulo, Brazil, where she earned a juris doctorate degree, and Chicago-Kent College of Law, where she earned a Master of Laws degree. She also completed a finance program for senior executives at Harvard Business School. Ms. Bertone’s depth of experience with multinational companies operating in global markets and her experience in executive leadership, global strategy, legal and regulatory, finance, and sales and marketing provide valuable contributions to Amcor’s Board of Directors.

AMCOR plc | 2022 Proxy Statement	10

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SUSAN CARTER
Age 63 Director since: 2021 Committees: Audit INDEPENDENT

PROFESSIONAL BACKGROUND:

•  Senior Vice President and Chief Financial Officer, Ingersoll-Rand Plc – 2013 to 2020

•  Executive Vice President and Chief Financial Officer, KBR, Inc. – 2009 to 2013

•  Executive Vice President and Chief Financial Officer, Lennox International Inc. – 2004 to 2009

•  Vice President and Corporate Controller/Chief Accounting Officer, Cummins, Inc. – 2002 to 2004

OTHER DIRECTORSHIPS:

•  ON Semiconductor Corporation

•  Air Products and Chemicals, Inc. (previous)

•  Lyondell Chemical Company (previous)

KEY QUALIFICATIONS AND EXPERIENCES:

Ms. Carter received a Bachelor’s degree in Accounting from Indiana University and a Master’s degree in Business Administration from Northern Illinois University. Ms. Carter’s expertise in accounting and finance, and her experience as a chief financial officer of a public company, enable her to bring a thorough understanding of financial reporting, generally accepted accounting principles, financial analytics, budgeting, capital markets financing and auditing to Amcor’s Board of Directors.

KAREN GUERRA
Age 66 Director since: 2010 Committees: NG (Chair) INDEPENDENT

PROFESSIONAL BACKGROUND:

•  President and Directeur Générale, Colgate Palmolive France – 1999 to 2006

•  Chairman and Managing Director, Colgate Palmolive UK Ltd. – 1996 to 1999

OTHER DIRECTORSHIPS:

•  British American Tobacco p. l. c.

•  Electrocomponents PLC (previous)

•  Davide Campari-Milano S. p. A. (previous)

•  Paysafe PLC (previous)

•  Inchcape PLC (previous)

•  Samlerhuset BV (previous)

•  Swedish Match AB (previous)

KEY QUALIFICATIONS AND EXPERIENCES:

Mrs. Guerra holds a degree in Management Sciences from the University of Manchester. Mrs. Guerra’s experience in executive leadership, business turnaround and global sales and marketing provide valuable contributions to Amcor’s Board of Directors.

NICHOLAS (TOM) LONG
Age 63 Director Since: 2017 Committees: Executive Compensation NG INDEPENDENT

PROFESSIONAL BACKGROUND:

•  Managing Partner, Bridger Growth Partners, LLC (a private equity fund) – 2015 to current

•  Chief Executive Officer, MillerCoors, LLC (a brewing company) – 2011 to 2015

•  President and Chief Commercial Officer, MillerCoors, LLC – 2008 to 2011

•  Chief Executive Officer, MillerBrewing Company (a brewing company) – 2006 to 2008

•  Chief Marketing Officer, MillerBrewing Company – 2005 to 2006

•  President Northwest Europe Division, The Coca-Cola Company – 2003 to 2005

OTHER DIRECTORSHIPS:

•  Wolverine World Wide, Inc.

KEY QUALIFICATIONS AND EXPERIENCES:

Mr. Long holds a Masters of Business Administration from Harvard Business School and a Bachelor of Arts from the University of North Carolina. Mr. Long has significant experience in executive leadership in large, global companies, global strategy and international business operations, finance, and sales and marketing. In light of these experiences, Mr. Long provides valuable contributions to Amcor’s Board of Directors.

AMCOR plc | 2022 Proxy Statement	11

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ARUN NAYAR
Age 71 Director Since: 2019 Committees: Audit (Chair) INDEPENDENT

PROFESSIONAL BACKGROUND:

•  Senior Advisor, McKinsey & Company (a global management consulting firm) – 2016 to current

•  Executive Vice President and Chief Financial Officer, Tyco International plc (a securities system company) – 2012 to 2016

•  Senior Vice President, Treasurer and Chief Financial Officer, ADT Worldwide (Tyco) – 2008 to 2012

OTHER DIRECTORSHIPS:

•  Rite Aid

•  GFL Environmental Inc.

•  TFI International Inc. (previous)

•  Bemis Company, Inc. (previous)

KEY QUALIFICATIONS AND EXPERIENCES:

Mr. Nayar’s global experience and expertise in financial reporting, financial analytics, capital market financing, mergers and acquisitions and treasury matters provide important insight into the global financial matters for Amcor’s Board of Directors. His experiences make him well suited to serve as Chair of the Audit Committee.

DAVID SZCZUPAK
Age 67 Director Since: 2019 Committees: Audit INDEPENDENT

PROFESSIONAL BACKGROUND:

•  Executive Vice President Global Product Organization, Whirlpool Corporation (a major home appliance company) – 2008 to 2017

•  Chief Operation Officer, Dura Automotive Systems – 2006 to 2008

OTHER DIRECTORSHIPS:

•  Bemis Company, Inc. (previous)

KEY QUALIFICATIONS AND EXPERIENCES:

In his professional roles, Mr. Szczupak gained specific experience in product development, purchasing, manufacturing and product quality. In addition to these roles, Mr. Szczupak worked for Ford Motor Company for 22 years in a variety of leadership roles. Mr. Szczupak’s extensive background in product innovation, strategic planning, engineering, and global manufacturing give him unique and valuable insights and perspective to our global operations, research and development and innovation.

AMCOR plc | 2022 Proxy Statement	12

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Director Compensation Summary

Director compensation is approved by the Board of Directors. The Board of Directors considers benchmark data when determining appropriate pay. The components of Director pay include a fixed retainer plus additional fees for members and chairs of committees. Effective December 1, 2021, the Board of Directors agreed upon the following Director fee levels and structure (unless otherwise indicated, all dollar amounts in this proxy statement are in U.S. Dollars):

Description	Fee
Retainer fees	• Chair: $530,604(1)
• Deputy Chair: $318,362
• Directors, other than the Chair and Deputy Chair: $265,302
Committee fees	• Audit Committee Chair: $31,836
• Audit Committee Member: $15,918
• Compensation Committee Chair: $21,224
• Compensation Committee Member: $10,612
• Nominating and Corporate Governance Committee Chair: $15,918
• Nominating and Corporate Governance Committee Member: $7,428
Delivery of fee	• 50% restricted share units
• 50% cash
Minimum shareholding requirements	• 5x cash retainer, accumulated over five years

(1)	The retainer for the Chair represents his total fee. He does not receive additional fees for his involvement with Board Committees.

Fiscal Year 2022 Director Compensation

The table below sets forth certain information concerning the compensation earned in fiscal year 2022 by Amcor’s non-executive Directors (non-management and independent Directors).

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Employer Contributions to defined contribution pension plans ($)(2)	Total ($)
Graeme Liebelt	252,710	265,313	10,424	528,488
Armin Meyer	168,406	169,800		338,206
Achal Agarwal(3)	86,806	144,304		231,110
Andrea Bertone	136,830	137,966		274,796
Susan Carter	139,461	140,621		280,082
Karen Guerra	135,959	138,851		274,810
Nicholas (Tom) Long	140,514	141,681		282,194
Arun Nayar	147,355	148,574		295,929
Jeremy Sutcliffe	118,155	136,371	17,096	271,622
David Szczupak	139,461	140,621		280,082
Philip Weaver(4)	48,855			48,855

(1)	Directors received a fixed “base” fee for their role as board members, plus additional fees for members and chairs of committees. The Chair does not receive additional fees for his involvement with board committees.
(2)	Certain Directors live in jurisdictions requiring statutory pension contributions. For those Directors, the cash portion of the retainer fees are reduced by the amount of the statutory pension contributions.
(3)	Mr. Agarwal joined the Amcor Board of Directors effective November 10, 2021. Amounts listed in the table above are pro-rated based on his start date.
(4)	Mr. Weaver retired from the Amcor Board of Directors effective November 10, 2021. Amounts listed in the table above are pro-rated based on his retirement date.

AMCOR plc | 2022 Proxy Statement	13

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Board Composition

Director Independence

The Board has determined that all Directors, except Mr. Delia, are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange (“NYSE listing standards”). In addition, the Board has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is independent pursuant to the NYSE listing standards and any relevant Securities and Exchange Commission (“SEC”) standards. In accordance with the NYSE listing standards, the Board looked at the totality of the circumstances to determine a Director’s independence including reviewing any relationships and transactions between each Director and the Company (including its independent registered public accounting firm). To be independent, a Director must be, among other things, able to exercise independent judgment in the discharge of his or her duties without undue influence from management.

Board Diversity

The Board recognizes the value of diversity. The Board believes that a diverse membership provides a variety of perspectives, improves the quality of dialogue, and contributes to a more balanced and effective decision-making process. In evaluating candidates for Board membership, the Board and the Nominating and Corporate Governance Committee consider many factors to create a balanced Board with diverse viewpoints and deep expertise. Relevant factors include diversity of professional experience, skill set, perspective, and background, including gender, race, ethnicity, cultural background and geography (Please see page 5 for additional detail regarding the composition of our Board and its diversity characteristics).

Board Refreshment

Amcor has maintained a steady, proactive focus on Board composition and refreshment, having added six new Directors since 2019. As a key element of ensuring a diverse Board, the Nominating and Corporate Governance Committee regularly reviews Director tenure and succession. The disciplined Board succession planning, together with annual Board self-evaluations, enables optimal Board effectiveness and ensures the appropriate level of Board refreshment to meet the Company’s strategic needs and priorities. In addition to refreshing the Board’s composition generally, the Board routinely adjusts its committee chair and membership assignments which promotes Director development and succession planning.

Board Leadership Structure

We do not have an express policy concerning whether the role of Chairman of the Board should be held by an independent Director. Instead, the Board prefers to remain flexible to determine which leadership structure is most appropriate for the Company and its shareholders based upon the specific circumstances at any given point in time. Mr. Liebelt, an independent Director, currently serves as our Chairman of the Board.

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Board Operations

Corporate Governance Documents

The following materials relating to the corporate governance of the Company are accessible on our website at: http://www.amcor.com/investors/corporate-gov/policies-standards

• Memorandum of Association and Articles of Association • Corporate Governance Guidelines • Executive Committee Charter • Audit Committee Charter	• Compensation Committee Charter • Nominating and Corporate Governance Committee Charter • Code of Business Conduct and Ethics

Hard copies will be provided at no charge to any shareholder or any interested party upon request. To submit such request, write to us at Amcor plc, Attention: Corporate Secretary at 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom. The information contained on the Company’s website is not incorporated by reference into this proxy statement and should not be considered to be part of this proxy statement.

Committees of the Board

The Board has the following standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee. Below is certain information relating to these committees.

Audit Committee

During fiscal year 2022, the Audit Committee met five times. The Audit Committee is comprised of three Directors: Arun Nayar, Susan Carter and David Szczupak. Mr. Nayar serves as the chair of the Audit Committee. Each member of the Audit Committee is “independent,” as defined by NYSE listing standards. The Board has determined that Mr. Nayar and Ms. Carter each qualify as an “audit committee financial expert” as that term is defined by the applicable SEC rules. Furthermore, each member of the Audit Committee is “financially literate” as that term is defined by the NYSE listing standards.

The Audit Committee charter details the purpose and responsibilities of the Audit Committee, including to assist the Board in its oversight of:

•	The integrity and fair presentation of the financial statements of Amcor and related disclosure;
•	The qualifications, performance and independence of Amcor’s independent auditor;
•	The performance of Amcor’s internal audit function;
•	Amcor’s systems of internal controls over financial reporting;
•	Amcor’s legal and ethical compliance policies and programs; and
•	Review of the cybersecurity report from management, which outlines Amcor’s cybersecurity risk management framework and includes an update on Amcor’s completed, on-going, and planned actions relating to cybersecurity risks.

In addition, the Audit Committee is directly responsible for the selection, compensation and oversight of the work of Amcor’s independent auditor.

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Compensation Committee

During fiscal year 2022, the Compensation Committee met five times. The Compensation Committee is comprised of four Directors: Armin Meyer, Achal Agarwal, Andrea Bertone and Nicholas (Tom) Long. Mr. Meyer serves as the chair of the Compensation Committee. Each member of the Compensation Committee is “independent,” as defined by the NYSE listing standards.

The Compensation Committee charter details the purpose and responsibilities of the Compensation Committee, including:

•	Reviewing and recommending the compensation of the CEO and Directors, and determining and approving compensation for Amcor’s Executive Officers who report directly to the CEO;
•	Evaluating the performance of Amcor’s CEO and performance of Executive Officers who report directly to the CEO;
•	Evaluating officer and Director compensation plans, policies and programs generally;
•	Reviewing the Compensation Discussion and Analysis for inclusion in the proxy statement; and
•	Reviewing Amcor’s management succession planning.

Nominating and Corporate Governance Committee

During fiscal year 2022, the Nominating and Corporate Governance Committee met three times. The Nominating and Corporate Governance Committee is comprised of three Directors: Karen Guerra, Nicholas (Tom) Long and Jeremy Sutcliffe; Mr. Sutcliffe will no longer serve as a member following his retirement at the Annual Meeting. Ms. Guerra serves as the chair of the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee is “independent,” as defined by the NYSE listing standards.

The Nominating and Corporate Governance Committee charter details the purpose and responsibilities of the Nominating and Corporate Governance Committee, including:

•	Identifying and recommending to Amcor’s Board individuals qualified to serve as Directors of Amcor;
•	Reviewing the nominations for new Directors from all sources against criteria established for selection of new Directors and nominees for vacancies on the Board;
•	Overseeing the annual evaluations of the Board and the Board committees; and
•	Advising Amcor’s Board with respect to its composition, governance practices and procedures.

Executive Committee

During fiscal year 2022, the Executive Committee did not meet. The Executive Committee is comprised of four Directors: Graeme Liebelt, Armin Meyer, Nicholas (Tom) Long and Ron Delia. Mr. Meyer serves as the chair of the Executive Committee. The Executive Committee charter details the purpose and responsibilities of the Executive Committee, which generally consist of exercising the powers and authority of the Board to direct the business and affairs of the Company in intervals between meetings of the Board, in emergency situations or when requested by the full Board.

Director Meeting Attendance

Directors are expected to attend all Board meetings, applicable committee meetings and the annual shareholder meeting. The Board met six times in fiscal year 2022. Each Director attended at least 75 percent of the aggregate of the total number of Board meetings and committee meetings on which they served. All then-current Directors attended the annual shareholder meeting as well.

The Board meets in regularly scheduled executive sessions without non-independent Directors in connection with each regularly scheduled Board meeting and at other times as necessary. Our independent Chairman of the Board presides at the executive sessions.

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Key Areas of Board Oversight

Risk Management

Taking purposeful and calculated risks is an essential part of our business and is critical to the achievement of our long-term strategic objectives. Our Board of Directors and the committees take an active role in the oversight of our Company’s most significant risks. Enterprise risk management processes are embedded in all critical business processes and are designed to identify operational, financial, strategic, compliance, cybersecurity, and reputational risks that could adversely affect the execution of the Company’s plans, strategy, or effectiveness of its business model.

BOARD OF DIRECTORS Oversee the company risk management processes to support achievement of the Company’s organizational and strategic objectives Oversee the long-term financial plan, which is updated in a process that aligns with the Company’s annual corporate and business unit risk assessments Delegate certain risk management oversight responsibilities to Board committees, and receive regular reports from Board committees Oversee management of ESG-related risks and strategy AUDIT COMMITTEE COMPENSATION COMMITTEE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Oversee risks associated with financial reporting and internal controls Review the cybersecurity report, including the Company’s cybersecurity risk management framework and updates on the Company’s completed, on-going and planned actions relating to cybersecurity risks Assess the steps management has taken to control risks to the Company Review the Company’s business risk management framework and policy for risk appetite including the procedures for identifying strategic and business risks and controlling their financial impact on the Company Review internal audit’s analysis and independent appraisal of the adequacy and effectiveness of the Company’s risk management and internal control systems Monitor risks associated with the design and administration of the Company’s compensation and benefits program, including performance-based compensation programs, to promote appropriate incentives that do not encourage excessive risk taking Oversee risks associated with the governance structure of the Company including Board composition and independence

In addition to the management of the risks described above, we engage in an annual enterprise-wide risk assessment process. Identified risks are evaluated based on the potential exposure to the business and measured as a function of severity of impact and likelihood of occurrence. Assessments include identifying and evaluating risks and the steps being taken to mitigate the risks. Bi-annually, a report summarizing these assessments is compiled, reviewed by the Chief Executive Officer and Chief Financial Officer and is presented to the full Board. Interim reports on specific risks are provided if requested by the Board or recommended by management.

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Environmental, Social and Governance (ESG) Matters

The Board and its committees oversee the execution of Amcor’s environmental, social and governance strategies and initiatives as an integrated part of their oversight of the Company’s overall strategy and risk management. The Board is actively engaged with management on related topics such as sustainability, product and service demand; scenario analysis of potential pathways; customer, investor and other stakeholder expectations; and the environmental impact of our Company.

Cybersecurity Risk Oversight

The Board recognizes the importance of securing the information of the Company’s customers, vendors, and employees. The Company has adopted physical, technological, and administrative controls on data security, and has a defined procedure for data incident detection, containment, response, and remediation. While everyone at the Company plays a part in managing these risks, oversight responsibility is shared by the Board, the Audit Committee, and management. The Audit Committee receives a quarterly cybersecurity report from management, which outlines the Company’s cybersecurity risk management framework and includes an update on the Company’s completed, on-going, and planned actions relating to cybersecurity risks. The full Board receives an annual information technology report from management, which includes an update on the Company’s cybersecurity efforts.

Human Capital Management

The Board believes that human capital management is critical to the Company’s success. The Board and Compensation Committee oversee and engage with executives across the Company on a broad range of human capital management topics, including organizational development and succession planning, health and safety matters, diversity and inclusion initiatives, ethics and governance, and employee engagement feedback gathered from periodic employee surveys.

Safety is a core value at Amcor. The Company champions safe and responsible behavior among all employees to achieve its goal of zero workplace injuries. The Board receives monthly reports on safety performance and compliance of the Company’s operations with its Global EHS standards. Amcor provides STI compensation based on achievement of annual business objectives, including relevant safety metrics.

Amcor is dedicated to attracting, developing, engaging, and retaining the best talent and strengthening the Company’s succession pipeline for the future. The Company has developed a range of training and education programs to help employees progress across all functions and experience levels. The Board’s involvement in leadership development and succession planning is ongoing throughout the year, and the Board provides input on important decisions in each of these areas. The Board has primary responsibility for succession planning for the CEO and oversight of other senior management positions. The Compensation Committee oversees the development of the process, and the Board meets regularly with high-potential executives at many levels across the company through formal presentations and informal events throughout the year. The Compensation Committee is also regularly updated on key talent indicators for the overall workforce, including recruiting and attrition, diversity and inclusion, and development programs.

Amcor values the diverse experience, strengths, styles, nationalities and cultures of all its people. The Company is focusing its diversity and inclusion efforts in three main areas: developing inclusive leaders, learning from employee resource groups, and ensuring that the Company’s practices help attract, develop, engage and retain diverse top talent. The Board receives an annual report on the Company’s progress towards its diversity and inclusion efforts.

All Company employees and Directors are expected to act with integrity and objectivity, striving always to enhance the Company’s reputation and performance. The Company maintains a code of business conduct and ethics policy which is signed by all Amcor employees and provides a framework for making ethical business decisions.

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Board Governance Practices

Board Evaluation Process

The Board recognizes that a robust and constructive evaluation process is an essential component of Board effectiveness and good corporate governance. Accordingly, the Board and each committee will conduct an annual self-evaluation, and the Board will engage in periodic external assessments, to gauge their effectiveness and consider opportunities for improvement. The entire evaluation process, overseen by the Nominating and Corporate Governance Committee, assesses the performance of each committee and the Board as a whole. The self-evaluation results and any recommendations made by the Nominating and Corporate Governance Committee to enhance the Board’s effectiveness are discussed by the full Board.

Shareholder Engagement

Amcor has active engagement with shareholders and proxy advisors regarding its performance, strategy, operations, and governance practices. Members of senior management and our Chairman of the Board conduct an annual governance roadshow to solicit shareholder perspectives and receive valuable, direct feedback on governance, executive compensation, sustainability and related matters, communicating with the holders of a significant amount of our shares. Our engagement efforts and the shareholder feedback we receive are reviewed with our Board of Directors, and help to promote greater alignment of our governance practices and policies with shareholder interests.

Recommendations for Directors

Consistent with the long-term interests of the shareholders, Directors must be able to participate constructively, drawing upon their diverse individual experience, knowledge and background to provide perspectives and insights. The Board also understands the importance of balancing tenure, turnover, diversity and skills of the individual Board members by pairing fresh perspectives with valuable experience. The Nominating and Corporate Governance Committee and the Board establish different search criteria for recruiting new Directors at different times, depending upon the Company’s needs and the then-current Board composition. In every case, however, candidates are required to have certain qualifications and attributes that enable such individuals to contribute to the Board.

The Nominating and Corporate Governance Committee will consider Director candidates recommended by shareholders in the same manner that it considers all Director candidates. Director candidates must meet the minimum qualifications set forth in the Corporate Governance Guidelines, and the Nominating and Corporate Governance Committee will assess Director candidates in accordance with those factors. Shareholders who wish to suggest qualified candidates to the Nominating and Corporate Governance Committee should write the Corporate Secretary of the Company at Amcor plc, 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom, stating in detail the candidate’s qualifications for consideration by the Nominating and Corporate Governance Committee.

If a shareholder wishes to nominate a Director other than a person nominated by or on behalf of the Board of Directors, he or she must comply with certain procedures outlined in our Articles of Association (“Articles”) by the deadlines described below under “Submission of Shareholder Proposals and Nominations.”

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Communications with the Board

The Board provides a process for shareholders and other interested parties to send communications to the Board or any of the Directors. Interested parties may communicate with the Board or any of the Directors by sending a written communication to the address below. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board or the individual Directors.

Amcor plc
c/o Corporate Secretary
83 Tower Road North
Warmley, Bristol BS30 8XP
United Kingdom

Transactions with Related Parties

Our Board has approved a written policy whereby the Audit Committee must review and approve any transaction in which (a) the Company was, is or will be a participant and (b) any of the Company’s Directors, nominees for Director, Executive Officers, greater than five percent shareholders or any of their immediate family members (each, a “Related Party”) have a direct or indirect material interest (including any transactions requiring disclosure under Item 404 of Regulation S-K) (“Related Party Transaction”).

The Audit Committee may delegate authority to review Related Party Transactions to one or more Audit Committee members, except for a transaction involving an Audit Committee member. Any determinations made under such delegated authority must be promptly reported to the full Audit Committee, which may ratify or reverse such determination.

Standards for Approval of Transactions

The Audit Committee will analyze the following factors, in addition to any other factors the Audit Committee deems appropriate, in determining whether to approve a Related Party Transaction:

•	The position within or relationship of the Related Party with the Company;
•	The materiality of the transaction to the Related Party and the Company;
•	The business purpose for and reasonableness of the transaction;
•	Whether the transaction is comparable to a transaction that could be available to an unrelated party, or is on terms that the Company offers generally to persons who are not Related Parties;
•	Whether the transaction is in the ordinary course of the Company’s business; and
•	The effect of the transaction on the Company’s business and operations.

A Related Party Transaction will only be approved by the Audit Committee if the Audit Committee determines that the Related Party Transaction is in the best interests of the Company and its shareholders.

Transactions with Related Parties during Fiscal Year 2022

Item 404 of Regulation S-K requires that we disclose any transactions between Amcor and any related parties, as defined by Item 404, in which the amount involved exceeds $120,000 and in which any related party had or will have a direct or indirect material interest. During fiscal year 2022, there were no Related Party Transactions meeting the requirements of Item 404 of Regulation S-K.

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Security Ownership of Directors and Executive Officers

The following table lists the beneficial ownership of our ordinary shares as of September 14, 2022, by each Director, each of our Executive Officers named in the Summary Compensation Table in this proxy statement, and all our current Directors and Executive Officers as a group. Percentage of outstanding shares is based on 1,489,019,556 shares outstanding as of September 14, 2022.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Outstanding Shares
Graeme Liebelt	129,344	*
Armin Meyer	72,899	*
Ron Delia	4,107,772	*
Achal Agarwal	0	*
Andrea Bertone	14,042	*
Susan Carter	0	*
Karen Guerra	65,112	*
Nicholas (Tom) Long	23,377	*
Arun Nayar	68,132	*
Jeremy Sutcliffe	82,024	*
David Szczupak	113,455	*
Michael Casamento	433,385	*
Eric Roegner	690,251	*
Fred Stephan	1,088,047	*
Michael Zacka	209,115	*
All Executive Officers and Directors as a Group (16 persons)	9,028,021	*

*	Indicates less than 1%.
(1)	Includes any ordinary shares that the named individuals may acquire beneficial ownership of within 60 days of September 14, 2022 pursuant to restricted stock units or performance rights or upon exercise of options as follows: Mr. Delia – 2,407,772, Mr. Casamento – 0, Mr. Roegner – 400,000, Mr. Stephan – 975,583, and Mr. Zacka – 0. The amounts disclosed here include securities over which the individual has, or, with another shares, directly or indirectly, voting or investment power, including ownership by certain relatives and ownership by trusts for the benefit of such relatives.

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Security Ownership of Certain Beneficial Owners

The only persons known to us to beneficially own, as of September 14, 2022, more than 5% of our outstanding ordinary shares are set forth in the following table.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10022	115,976,414	7.60%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	113,925,511	7.43%
State Street Corporation(3) 1 Lincoln Street Boston, MA 02111	102,179,727	6.66%

(1)	Based on information contained in a Schedule 13G/A filed by such beneficial holder with the SEC on February 3, 2022, BlackRock has sole voting power over 98,465,335 shares, and sole dispositive power over 115,976,414 shares.
(2)	Based on information contained in a Schedule 13G filed by such beneficial holder with the SEC on February 9, 2022, the Vanguard Group has shared voting power over 21,256,220 shares, sole dispositive power over 88,544,241 shares and shared dispositive power over 25,381,270 shares.
(3)	Based on information contained in a Schedule 13G/A filed by such beneficial holder with the SEC on February 11, 2022, State Street has shared voting power over 93,927,492 shares and shared dispositive power over 102,172,624 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and Executive Officers, and persons who own more than 10% of a registered class of our equity securities, such as our ordinary shares, to file with the SEC initial reports of ownership and reports of changes in ownership of ordinary shares and other equity securities of the Company. To our knowledge, based solely on a review of the copies of the reports and amendments thereto filed electronically with the SEC and representations that no other reports were required, we believe that during fiscal 2022, no Director, Executive Officer, or greater than 10% shareholder failed to file on a timely basis the reports required by Section 16(a), except that Eric Roegner made one late filing relating to the exercise and sale of vested stock options under Amcor’s 2018-2019 Long Term Incentive Plan.

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Executive Compensation Discussion and Analysis

The Executive Compensation Discussion and Analysis section describes the key elements of Amcor’s compensation program and fiscal year 2022 compensation decisions for its named executive officers (“NEOs”).

Named Executive Officers

For fiscal year 2022 (July 1, 2021 – June 30, 2022), Amcor’s NEOs were:

RONALD DELIA	Chief Executive Officer
MICHAEL CASAMENTO	Executive Vice President, Finance and Chief Financial Officer
ERIC ROEGNER	President, Amcor Rigid Packaging
L. FREDERICK STEPHAN	President, Amcor Flexibles North America
MICHAEL ZACKA	President, Amcor Flexibles Europe, Middle East & Africa

Introduction and Fiscal 2022 Highlights

Amcor’s executive compensation framework plays a key role in aligning compensation to business strategy and outcomes that deliver value to shareholders.

A Compensation Approach Appropriate for a Truly Global Company

Amcor is a truly global company made up of a diverse group of executives working in a range of different countries with responsibilities that extend beyond their respective geographic locations. Amcor’s compensation approach is designed to attract and retain executives who are global leaders with the experience and ability to perform in this environment. These same leaders are attractive potential candidates for competitors both within the packaging sector and other industries - many of which are U.S.-based.

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Emphasis on Variable, Performance-Based, At-Risk Compensation

To ensure Amcor remains competitive as a truly global company, it considers market benchmarks in the major regions in which it operates. The Company’s remuneration programs aim to maintain appropriate internal relativities despite regional differences, while ensuring and encouraging global mobility of talent. The programs focus on variable, performance-based, at-risk compensation to incentivize strong performance and delivery of outcomes that align with the interests of shareholders.

Variable, Performance-Based, At-Risk Compensation is based on Amcor’s Shareholder Value Creation Model

Alignment of metrics in incentive plans support delivery of shareholder value.

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Fiscal 2022 Incentive Outcomes - Highlights

The business posted strong financial performance in fiscal year 2022. Incentive outcomes reflect that performance, and demonstrate the strong link between financial performance, incentive outcomes, and delivery of value to shareholders.

	Short Term Incentive	Long Term Incentive
Outcome	Some targets met and exceeded; others not met	Targets met and exceeded
Highlights

•  A 3% reduction in safety recordable cases from fiscal year 2021

•  Organic sales growth of 4%

•  Increase in adjusted EPS of 11%, exceeding the top end of the range described in Amcor’s Shareholder Value Creation Model

•  Adjusted free cash flow of $1.1 billion

•  Significant progress on talent and organizational matters, delivery of strategic projects, and advancement of sustainability agenda

•  Average 3-year adjusted EPS growth of 13% against target range of 5-10%

•  Return on Average Funds Employed (“RoAFE”) gateway exceeded

•  Relative Total Shareholder Returns (“TSR”) performance above median

Compensation Policy

Compensation Objectives

Amcor’s executive compensation strategy, frameworks, and programs are designed to:

•	Align compensation to business strategy and outcomes that deliver value to shareholders.
•	Drive a high-performance culture by setting challenging objectives and rewarding high-performing individuals.
•	Ensure compensation is competitive in the relevant employment marketplace to support the attraction, engagement, and retention of executive talent.

Compensation Decision-Making

The Compensation Committee is responsible for determining, in consultation with Amcor’s Board of Directors, a framework for the compensation of Amcor’s NEOs and other executives reporting to the CEO. This is to ensure that Amcor’s NEOs are motivated to pursue the long-term growth and success of Amcor and that there is a clear relationship between performance and executive compensation. Amcor’s CEO recommends to the Compensation Committee the annual compensation levels for each of Amcor’s other NEOs and executive officers reporting to the CEO, and the Compensation Committee ultimately approves annual compensation levels, taking into account those recommendations and other considerations the Compensation Committee deems appropriate. The Compensation Committee reviews the annual compensation levels for the CEO and makes recommendations for any changes to the Amcor Board, who approves any changes. The CEO makes no recommendation with respect to his own compensation levels.

The Compensation Committee is also responsible for reviewing leadership talent to ensure that Amcor’s leaders are of world-class quality and that succession depth for key leadership roles is sufficient to deliver sustainable business success. It also undertakes an annual formal evaluation of the performance of the CEO.

Use of Compensation Consultants

Where appropriate, the Compensation Committee seeks advice from independent compensation consultants in determining appropriate executive compensation. The Compensation Committee uses external compensation consultants, FW Cook and Willis Towers Watson, to understand market practice and review market data relevant for making compensation determinations for key executive roles. FW Cook and Willis Towers Watson did not prepare specific recommendations in fiscal 2022 with respect to the compensation of any of Amcor’s NEOs.

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Use of Peer Company and Competitive Market Data

Due to the global scope of Amcor’s business and the unique competitive environment in which Amcor operates, a range of benchmarking data is used when making individual compensation decisions. At Amcor, compensation for NEOs and other executives reporting to the CEO is determined by reviewing general pay structures for similar roles in relevant markets around the world. Amcor is an international company made up of a diverse group of executives working in a range of different countries. Furthermore, the responsibilities of these executives extend beyond their own geographic location. This requires Amcor to attract and retain executives who are global leaders with the experience and ability to perform in this environment.

For fiscal year 2022 compensation benchmarking purposes, the Compensation Committee referenced multiple compensation benchmarks from carefully selected U.S. and global companies and markets that include executives with global or regional responsibilities. This approach assists the Compensation Committee in understanding and considering general market practice across a number of international markets when determining competitive pay structures for Amcor executives.

Elements of Compensation

Amcor compensates its executives using a combination of fixed and variable compensation plans. The primary elements of its executive compensation programs are:

•	Base salaries
•	Short-term incentive (STI); delivered through a combination of cash and deferred equity
•	Long-term incentive (LTI)

Greater emphasis is placed on variable compensation with the CEO receiving 81% of his target compensation as variable compensation and the other NEO’s receiving 76% (on average) of their target compensation as variable compensation, as shown below.

(1)	Represents an average across all NEOs, other than the CEO.
(2)	Deferred component of the STI delivered as restricted share units over Amcor shares that are restricted for two years following payment of the cash portion of the STI.

Amcor believes that these components, taken together, promote the compensation objectives described above.

In determining the amounts payable with respect to each element, and the relative weighting of the various elements for each of Amcor’s NEOs, the Compensation Committee considers the compensation elements, weightings and levels generally paid for similar roles in relevant markets around the world. Amcor does not have a formal policy regarding allocation among types of compensation other than to ensure overall competitiveness and to emphasize variable, performance-based, at-risk compensation. Its goal is to award compensation that is competitive in relation to the compensation objectives and in the best interest of shareholders.

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Base Salaries

The base salary is intended to provide a fixed component of compensation commensurate with the executive’s seniority, skill set, experience, role, and responsibilities. Over the course of fiscal year 2022, base salaries were modestly increased.

Short-Term Incentive (STI)

Amcor provides STI compensation opportunities in the form of an annual, performance-based incentive program. The STI is intended to provide compensation based on achievement of annual business objectives. Part of any STI earned based on achievement of annual business objectives is delivered in restricted share units (“RSUs”) that are deferred for an additional period of two years—called STI deferred equity awards. The payment of STI deferred equity awards is intended to build equity ownership, to align management incentives with shareholder value creation, and to act as a retention incentive.

Details of the range of potential STI cash payments, the proportion to be received at “target” performance, the actual payments made, and RSUs awarded under the STI Deferred Equity plan in respect of fiscal year 2022 are shown below. The actual outcomes are based on the performance of Amcor’s NEOs against a selected range of safety, financial, and strategy and organization development goals both on an Amcor and a business group level. Above-target outcomes are only payable based on outperformance against selected financial metrics.

Name	STI % at Target (as % of Base Salary)	STI % Range	STI % Actual	STI Payment (USD)(1)	Deferred Equity Awarded (USD)	Deferred Equity Award (No. RSUs)(1)
Ron Delia	120%	0% to 180% of base salary	120%	$2,045,554	$1,022,777	82,452
Michael Casamento	75%	0% to 150% of base salary	99%	$1,008,824	$504,412	40,664
Eric Roegner	75%	0% to 150% of base salary	45%	$450,881	$225,440	18,174
Fred Stephan	75%	0% to 150% of base salary	112%	$1,081,256	$540,628	43,583
Michael Zacka	75%	0% to 150% of base salary	89%	$1,049,371	$524,686	42,298

(1)	Equity allocations were determined based on the volume weighted average price (“VWAP”) of Amcor shares for the five trading days prior to and including June 30, 2022 ($12.40 per share). Where short-term cash incentives are determined in currencies other than USD, the average foreign exchange rate for the same five-day period was applied to determine the USD equivalent.

The table below also includes a more detailed analysis of the targets and outcomes for the CEO and CFO.

Category	Safety Targets	Financial Targets	Strategy and Organizational Development Goals
Weighting	5%	80-85%	10-15%
Outcome	Some targets met and exceeded; others not met
Comments	• A 3% reduction in safety recordable cases from fiscal year 2021	• Organic sales growth of 4% • Increase in adjusted EPS of 11%, exceeding the top end of the range described in Amcor’s Shareholder Value Creation Model • Adjusted free cash flow of $1.1 billion	• Significant progress on talent and organizational matters, delivery of strategic projects, and advancement of sustainability agenda

The remaining NEOs’ targets and weighting were specific to their scope of accountability and business group.

•	All NEOs had a safety objective to reduce recordable cases.
•	Financial metrics included both consolidated and Business Group specific metrics including earnings, cash flow and sales growth metrics. Metrics and weighting for each ensured NEOs were incentivized to focus on objectives specific to their respective business groups.
•	These NEOs were assigned strategy and organizational development goals, where applicable to the role, with a focus on talent and employee engagement.

The performance targets for consolidated results are consistent with those of the CEO and CFO. Performance targets related to business group or unit performance are established based on annual operating plans (which are considered commercially sensitive), and are determined by definitive and objective criteria set at levels intended to be challenging and require significant leadership effort, substantial achievement, and measurable value creation for payout to occur. Amcor does not publicly report financial results for businesses within a reportable segment to protect the commercially sensitive nature of that information and the Company’s competitive positions.

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Long-Term Incentive (LTI)

The objective of Amcor’s LTI is to reward the achievement of long-term sustainable business outcomes which is consistent with the Company’s objective of value creation for shareholders.

Each LTI award vests over a period of three years and consists of a grant of options and performance rights (performance shares are awarded to U.S. participants in place of performance rights).

The vesting outcome of the LTI award granted in fiscal year 2022 is based on the following:

•	Half of the award is determined based on constant currency adjusted EPS growth over a three-year performance period, with 5% average annual adjusted EPS growth resulting in 50% of this portion of the award vesting, and 10% average annual adjusted EPS growth resulting in full vesting of this portion of the award (subject to linear interpolation between these two points). There is a further condition that Amcor’s adjusted RoAFE is at or above 12%. If average annual adjusted EPS growth is less than 5%, or RoAFE is less than 12%, this portion of the award will not vest.[1]
•	The other half of the award is based on relative TSR performance over a three-year performance period against a peer group of companies, with 35th percentile TSR resulting in 25% of this portion of the award vesting, 50th percentile TSR resulting in 50% of this portion of the award vesting, and 75th percentile TSR resulting in full vesting of this portion of the award (subject to linear interpolation between these points). There is no vesting of this portion of the award for performance below the 35th percentile.

The combination of adjusted EPS with a RoAFE condition ensures that management is rewarded for achieving profitable growth while sustaining strong returns. The use of relative TSR provides a shareholder perspective of Amcor’s relative performance against peer companies.

The TSR peer group for the LTI granted in fiscal year 2022 was:

TSR GROUP2:

Ansell Limited	General Mills, Inc.	PepsiCo, Inc.
AptarGroup, Inc.	Graphic Packaging International, Inc.	Sealed Air Corporation
Avery Dennison Corporation	Huhtamäki Oyj	Silgan Holdings, Inc.
Ball Corporation	International Paper Company	Sonoco Products Company
Berry Global Group, Inc.	Johnson & Johnson	The Procter & Gamble Company
Brambles Limited	Kraft Heinz	Treasury Wine Estates Limited
Coles Group Limited	Mondelez International, Inc.	Unilever PLC
Conagra Brands, Inc.	Nestlé S.A.	Wesfarmers Limited
Crown Holdings, Inc.	O-I Glass, Inc.	WestRock Company
Danone S.A.	Orora Limited	Woolworths Group Limited

(1)	Amcor’s Board of Directors has flexibility to adjust the EPS and RoAFE hurdles, or adjust the structure of these hurdles, to ensure they remain appropriate in the event of material events or strategic initiatives that affect the relevance of the performance conditions.
(2)	Certain events may occur (e.g. M&A, public to private transactions) that could affect the composition of the peer group. The Board has, accordingly, retained discretion to determine how those events will be treated at the time they arise. This may result in the alteration of the composition of the peer group from time to time. The Board also retains the discretion to deal with any other material event that affects the relevance of any member in the peer group.

LTI vested during fiscal year 2022

The LTI awards that vested during fiscal year 2022 were granted in 2019 and were for a three-year performance period that ended June 30, 2022. The performance conditions applicable to this plan were TSR and adjusted EPS with a RoAFE gateway. TSR performance against the ASX-based TSR group was at the 56th percentile resulting in 15.5% vesting under this metric. TSR performance against the international packaging TSR group was at the 57th percentile resulting in 16.1% vesting under this metric. Average adjusted EPS performance was 13.3% and exceeded the maximum required, resulting in 50% vesting under this metric. The RoAFE gateway was also met. This resulted in a total vesting of 81.6% of this LTI award.

LTI grants during fiscal year 2022

The LTI awards that were granted during fiscal year 2022 have a three-year performance period that began July 1, 2021 and will end June 30, 2024. The performance conditions applicable to this award are TSR (measured against a single peer group) and adjusted EPS with a RoAFE gateway.

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Retention/Share Payment Plan

The retention/share payment plan is used on a limited basis at recruitment to replace existing awards from previous employers or as retention awards to selected executives.

Employment Agreements

Each of the NEOs has entered into an executive services agreement, which generally provides for compensation terms (including base salary, STI and LTI opportunity, and in limited circumstances, retention incentives), and the other perquisites and benefits described elsewhere in this Executive Compensation section. The executive services agreements require a 12-month notice period to terminate the services agreement, although Amcor may waive any portion of the notice period. Amcor may summarily terminate the employment of a NEO (without notice or severance payments) immediately if the NEO commits: (a) a serious or persistent breach of any of the terms or conditions of the executive’s employment; (b) any negligent act the executive commits in connection with the performance of the duties of executive’s role; (c) any conduct or act which, in the reasonable opinion of Amcor, brings Amcor into disrepute; (d) any criminal offense for which the executive is convicted which, in the reasonable opinion of Amcor, impairs the executive’s ability to perform his or her duties; (e) any wrongful or dishonest or fraudulent act or conduct which, in the reasonable opinion of Amcor, brings Amcor into disrepute; or (f) any other act which would entitle Amcor to dismiss the executive summarily.

Furthermore, the executive services agreements include obligations relating to conflicts of interest, confidential information, intellectual property, and competitive activity following a termination of employment for any reason, for the restricted period specified in each executive services agreement.

Minimum Shareholding Policy

A minimum shareholding policy is in place in order to strengthen alignment of the interests of Amcor’s NEOs with value creation for shareholders. Under the minimum shareholding policy, the CEO and each of the CEO’s direct reports, including each of Amcor’s NEOs, must build and maintain a minimum shareholding of Amcor shares. The CEO is required to acquire and maintain ownership of Amcor shares (excluding vested and unvested options and unvested performance shares) with a value equivalent to 300% of base salary, and each of the CEO’s direct reports, including each of Amcor’s NEOs, are required to acquire and maintain ownership of Amcor shares (excluding vested and unvested options and unvested performance shares) with a value equivalent to 200% of base salary. An executive is required to attain these minimum shareholding requirements progressively within five years of becoming subject to the minimum shareholding policy.

Hedging Policy

Amcor’s equity award agreements contain a provision restricting the participant from hedging the value of the award or entering into a derivative agreement in respect of the award. Equity award recipients include all of Amcor’s executive officers and Directors and certain employees. Any breach of the hedging restriction could result in cancellation or forfeiture of the award, at the discretion of the Board. In addition, Amcor’s Insider Share Trading Policy prohibits members of the Board and senior personnel of Amcor from short-selling or trading in derivative securities related to Amcor’s equity securities, with the exception of trading in derivative securities received pursuant to an Amcor compensatory or benefit plan.

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Compensation Recovery Policy

A clawback policy is in place that allows Amcor’s Board of Directors to cancel awards in the event of fraud, dishonesty, breach of obligations, financial misstatements, or if awards were made on the basis of a misrepresentation or an omission, or on the basis of facts or circumstances that were later proven to be untrue or inaccurate.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement.

The Compensation Committee:

Armin Meyer (Chair)

Achal Agarwal
Andrea Bertone

Nicholas (Tom) Long

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Executive Compensation Tables

2022 Summary Compensation Table

The following table sets forth summary information concerning the compensation earned by Amcor’s NEOs during fiscal years 2022, 2021, and 2020. Movements in exchange rates have an impact on amounts reported for certain executives who are not paid in U.S. dollars.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Ron Delia Chief Executive Officer	2022	1,696,203	4,371,997	1,101,918	2,045,554	657,086	9,872,758
	2021	1,662,944	4,696,046	1,054,512	3,008,167	569,479	10,991,148
	2020	1,630,360	5,531,695	4,050,979	2,949,183	1,003,622	15,165,839
Michael Casamento(1) Executive Vice President, Finance and Chief Financial Officer	2022	980,909	2,163,512	545,799	1,008,824	599,371	5,298,416
	2021	929,115	2,061,873	452,088	1,385,922	670,967	5,499,965
	2020	833,232	2,263,244	1,602,199	1,317,104	679,199	6,694,979
Eric Roegner President, Amcor Rigid Packaging	2022	997,005	1,800,880	518,193	450,881	260,945	4,027,904
	2021	977,456	2,237,771	495,828	1,473,467	191,077	5,375,599
	2020	955,999	1,902,387	1,718,935	361,144	169,666	5,108,131
Fred Stephan President, Amcor Flexibles North America	2022	947,025	2,062,488	500,649	1,081,256	29,800	4,621,218
	2021	860,712	1,998,600	444,204	1,308,472	1,740,714	6,352,703
Michael Zacka(1) President, Amcor Flexibles Europe, Middle East & Africa	2022	1,206,444	2,456,386	635,583	1,049,371	718,323	6,066,106
	2021	1,211,642	2,409,045	589,572	1,248,521	719,563	6,178,343

(1)	Where executives are paid in a currency other than USD, the amount is converted to USD using the average exchange rate for the fiscal year. Messrs. Casamento and Zacka are paid in CHF (1 CHF = 1.0727 USD).
(2)	The amount in this column represents the performance rights/shares and options granted under the LTI for fiscal year 2022, as well as the restricted share units granted under the STI—Deferred Equity Plan. The LTI allocations represent the grant-date fair value of these awards, calculated using Black-Scholes methodology as disclosed in the Company’s financial statements. The STI—Deferred Equity Plan allocations were determined based on the VWAP of Amcor shares for the five trading days prior to and including June 30, 2022 ($12.40 per share). Where short-term cash incentives are determined in currencies other than USD, the average foreign exchange rate for the same five-day period was applied to determine the USD equivalent. As reported in the 2020 Proxy Statement, there was no LTI grant made in fiscal year 2019 as this grant was delayed until the completion of the merger of Amcor Limited and Bemis Company, Inc. (the “Bemis Transaction”). The Bemis Transaction closed with just 19 days remaining in fiscal year 2019, resulting in this award being granted in fiscal year 2020. The delay of the 2019 LTI grant should not be misinterpreted as two grants related to fiscal year 2020, as one relates to fiscal year 2019 and one to fiscal year 2020.
(3)	Amounts represent short-term cash incentive payments. For a description of the methodology applied in determining the short-term cash incentive payments, refer to the section above “Elements of Compensation—Short-Term Incentive (STI).” Where short-term cash incentive payments are determined in currencies other than USD, the average foreign exchange rate for the five trading days prior to and including June 30, 2022 was applied to determine the USD equivalent for fiscal year 2022.
(4)	The elements of compensation included in the “All Other Compensation” column for fiscal year 2022 are set forth in the “2022 Benefits, Relocation Expenses, Plan Contributions and Tax-Related Payments (the “All Other Compensation Column”)” table below.

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2022 Benefits, Relocation Expenses, Plan Contributions and Tax-Related Payments (the “All Other Compensation” Column)

Name	Year	Non-Monetary Benefits ($)(1)	Relocation & Expatriate Expenses ($)(2)	Taxes Paid by Employer Related to Relocation & Expatriate Expenses ($)	Employer Contributions to Defined Contribution Plans ($)	Other ($)(3)	Total ($)
Ron Delia	2022	63,327	143,051	90,498	286,639	73,572	657,086
Michael Casamento	2022	81,330	258,899	150,189	108,953	—	599,371
Eric Roegner	2022	18,493	—	—	237,144	5,308	260,945
Fred Stephan	2022	8,400	—	—	21,350	50	29,800
Michael Zacka	2022	40,968	271,616	202,223	203,516	—	718,323

(1)	These benefits include costs such as healthcare, company car costs, and tax advisory costs to assist with the filing of domestic and foreign tax returns.
(2)	Expenses associated with relocation and expatriate expenses may include a combination of (i) relocation costs and (ii) ongoing benefits related to that relocation.
(3)	Mr. Delia is required to cover all personal tax obligations based on U.S. requirements and any additional tax obligations (by virtue of his presence in other countries as required by Amcor) are covered by Amcor. These tax payments by Amcor generate foreign tax credits which may be recoverable by Amcor in the future.

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2022 Grants of Plan-Based Awards

The table below sets forth information regarding grants of plan-based awards made to Amcor’s NEOs during fiscal year 2022.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base	Grant Date Fair Value
Name	Grant Type	Grant Date	Award (Approval) Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Price of Option Awards ($/Share)	of Stock and Options Awards(5)
Ron Delia	STI-Cash(1)			0	2,045,554	3,068,330
	STI-Deferred Equity(2)						$0	$1,022,777	$1,534,165
	LTI(3)	09/15/21	08/09/2021				44,538	178,150	356,300		3,349,220
	LTI(4)	09/15/21	08/09/2021				106,775	427,100	854,200	12.40	1,101,918
Michael Casamento	STI-Cash(1)			0	780,936	1,561,871
	STI-Deferred Equity(2)						$0	$390,468	$780,936
	LTI(3)	09/15/21	08/09/2021				22,063	88,250	176,500		1,659,100
	LTI(4)	09/15/21	08/09/2021				52,888	211,550	423,100	12.40	545,799
Eric Roegner	STI-Cash(1)			0	751,468	1,502,936
	STI-Deferred Equity(2)						$0	$375,734	$751,468
	LTI(3)	09/15/21	08/09/2021				20,950	83,800	167,600		1,575,440
	LTI(4)	09/15/21	08/09/2021				50,213	200,850	401,700	12.40	518,193
Fred Stephan	STI-Cash(1)			0	726,000	1,452,000
	STI-Deferred Equity(2)						$0	$363,000	$726,000
	LTI(3)	09/15/21	08/09/2021				20,238	80,950	161,900		1,521,860
	LTI(4)	09/15/21	08/09/2021				48,513	194,050	388,100	12.40	500,649
Michael Zacka	STI-Cash(1)			0	909,290	1,818,580
	STI-Deferred Equity(2)						$0	$454,645	$909,290
	LTI(3)	09/15/21	08/09/2021				25,688	102,750	205,500		1,931,700
	LTI(4)	09/15/21	08/09/2021				61,588	246,350	492,700	12.40	635,583

(1)	Represents the cash component of the incentive compensation opportunity available under the STI Plan for fiscal year 2022. Payments under this plan may range from zero through to maximum depending on performance against various financial and individual targets included in the individual’s scorecard.
(2)	Represents the value of the grant date opportunity under the STI deferred equity component for fiscal year 2022. The award is calculated as 50% of the STI cash component and therefore may range from zero through to maximum depending on performance against various financial and individual targets included in the individual’s scorecard. Equity allocations are determined based on the VWAP of Amcor shares for the five trading days prior to and including June 30 of each fiscal year.
(3)	Represents the issuance of performance rights/shares under the LTI for fiscal year 2022 that will vest in fiscal year 2025, subject to performance conditions which are outlined in the section above “Elements of Compensation – Long-Term Incentive (LTI)”.
(4)	Represents the issuance of options under the LTI for fiscal year 2022 that will vest in fiscal year 2025, subject to performance conditions which are outlined in the section above “Elements of Compensation – Long-Term Incentive (LTI)”.
(5)	Represents the grant date fair value of these awards, calculated using Black-Scholes methodology as disclosed in the Company’s financial statements.

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Outstanding Equity Awards at 2022 Fiscal Year-End

The table below sets forth information regarding equity awards outstanding as of June 30, 2022.

There was no LTI grant in fiscal year 2019 as this grant was delayed until the completion of the Bemis Transaction which occurred less than one month prior to the end of fiscal year 2019. Given the timing of the completion of the Bemis Transaction, the delayed 2019 LTI grant was made early in fiscal year 2020. The delay of the 2019 LTI grant should not be misinterpreted as two grants related to fiscal year 2020, as one relates to fiscal year 2019 and one to fiscal year 2020. Importantly, there is no change to the annual vesting schedule as only one LTI grant will vest each fiscal year, or to the actual realized compensation for the CEO or other named executive officers in any one fiscal year.

			Option Awards					Stock Awards
Name	Plan	Grant Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Unearned Options That Have Not Vested (#)(1)	Option Exercise Price ($/ share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Ron Delia	Short-Term Incentive - Deferred Equity	2022(4)					130,414	1,621,046
		2021(5)					148,091	1,840,771
	Long-Term Incentive	2022(6)		854,200	12.40	10/31/27			356,300	4,428,809
		2021(7)		976,400	11.21	10/31/26			442,100	5,495,303
		2020(8)	2,407,772		9.81	10/31/25
Michael Casamento	Short-Term Incentive - Deferred Equity	2022(4)					60,084	746,844
		2021(5)					66,137	822,083
	Long-Term Incentive	2022(6)		423,100	12.40	10/31/27			176,500	2,193,895
		2021(7)		418,600	11.21	10/31/26			189,600	2,356,728
		2020(8)	984,260		9.81	10/31/25
Eric Roegner	Short-Term Incentive - Deferred Equity	2022(4)					63,879	794,016
		2021(5)					18,134	225,406
	Long-Term Incentive	2022(6)		401,700	12.40	10/31/27			167,600	2,083,268
		2021(7)		459,100	11.21	10/31/26			207,900	2,584,197
		2020(8)	1,132,200		9.81	10/31/25
		2020 - 2019 delayed grant(9)	303,548		11.16	10/31/24

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			Option Awards				Stock Awards
Name	Plan	Grant Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Unearned Options That Have Not Vested (#)(1)	Option Exercise Price ($/ share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Fred Stephan	Short-Term Incentive - Deferred Equity	2022(4)					56,726	705,104
		2021(5)					55,926	695,160
	Long-Term Incentive	2022(6)		388,100	12.40	10/31/27			161,900	2,012,417
		2021(7)		411,300	11.21	10/31/26			186,200	2,314,466
		2020(8)	940,522		9.81	10/31/25
		2020 - 2019 delayed grant(9)	35,061		11.16	10/31/24
Michael Zacka	Short-Term Incentive - Deferred Equity	2022(4)					54,127	672,799
		2021(5)					54,759	680,654
	Long-Term Incentive	2022(6)		492,700	12.40	10/31/27			205,500	2,554,365
		2021(7)		545,900	11.21	10/31/26			247,200	3,072,696
		2020(8)	1,283,487		9.81	10/31/25

(1)	Reflects outstanding performance rights/shares and options under the LTI plan. Awards vest based on adjusted EPS growth with a RoAFE hurdle and TSR performance.
(2)	Reflects outstanding time-based RSUs under the STI – Deferred Equity plan.
(3)	Market value is determined by multiplying the number of units by the Amcor share price at end of fiscal year 2022 ($12.43).
(4)	Time-based RSUs awarded on September 15, 2021 that will vest on September 1, 2023.
(5)	Time-based RSUs awarded on September 15, 2020 vested on September 1, 2022.
(6)	Performance rights/shares and options awarded on September 15, 2021 that would be earned based on achieving maximum level of performance.
(7)	Performance rights/shares and options awarded on September 15, 2020 that would be earned based on achieving maximum level of performance.
(8)	Unexercised options awarded on November 11, 2019 and vested on August 26, 2022.
(9)	Unexercised options awarded on August 7, 2019 and vested on August 20, 2021.

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2022 Option Exercises and Stock Vested

The table below sets forth certain information with respect to the exercise of options and the vesting of performance rights/ shares and restricted share units (“RSUs”) held by Amcor’s NEOs during fiscal year 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting of Performance Rights/Shares and RSUs (#)	Value Realized on Vesting ($)
Ron Delia	1,606,239	1,863,237	326,495	4,069,040
Michael Casamento	739,136	1,225,994	128,478	1,600,070
Eric Roegner	303,000	321,180	140,904	1,753,195
Fred Stephan	—	—	108,598	1,349,137
Michael Zacka	1,110,288	1,713,444	171,895	2,141,800

2022 Nonqualified Deferred Compensation

Amcor’s non-qualified deferred compensation plan permits eligible participants to (i) defer up to 50% of their salary and (ii) defer up to 100% of their STI payout. For Mr. Delia and Mr. Roegner, additional contributions are made to the plan equal to 10% of base salary and their STI plan payout (reduced by contributions already made to other plans). As part of a revised plan, Mr. Stephan receives contributions to the plan equal to 7% of his base salary and STI plan payout that are in excess of the compensation limit for the plan year under Section 401(a)(17) of the Internal Revenue Code.

Participants are able to invest these deferrals and contributions across a number of investment options, which make earnings and losses based on the performance of these investments. Account balances are paid out upon a participant’s separation from service or the participant’s disability.

The contributions and earnings under the plan during fiscal year 2022, as well as the account balances under the plan as of the end of fiscal year 2022, for participating NEOs were as follows:

	Executive Contributions in Last FY ($)(1)(5)	Registrant Contributions in Last FY ($)(2)(5)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FY ($)(4)
Ron Delia	470,445	435,297	(830,796)	—	20,957,329
Eric Roegner	617,553	220,580	(340,990)	—	1,721,202
Fred Stephan	121,000	—	(17,392)	—	103,608

(1)	Amounts in this column are included in either the “Salary” or “Non-Equity Incentive Plan Compensation” columns of the “2022 Summary Compensation Table.”
(2)	Amounts in this column are included in the “All Other Compensation” column of the “2022 Summary Compensation Table.”
(3)	Amounts in this column are not included in the “2022 Summary Compensation Table” as the amounts represent investment returns (gains or losses), which are not considered “above market” or “preferential” within the SEC’s definition of those terms for purposes of the Summary Compensation Table. Amcor’s deferred compensation plan provides participants with a subset of investment elections available to all eligible employees under Amcor’s tax-qualified Section 401(k) plan.
(4)	Mr. Delia began participating in this plan on November 1, 2007 and the balance represents contributions and earnings over the period since that date. Mr. Roegner began participating on September 10, 2018 and the balance represents contributions and earnings over the period since that date. Mr. Stephan began participating on January 1, 2022 and the balance represents contributions and earnings over the period since that date.
(5)	In prior fiscal years in which Amcor has been subject to U.S. reporting and the disclosure of non-qualified deferred compensation (fiscal years 2018, 2019, 2020 and 2021 only), Amcor has reported total executive and registrant contributions of $6,956,644 for Mr. Delia and $986,780 for Mr. Roegner. These amounts were reported in the Summary Compensation Table in those years.

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Potential Payments Upon Termination or Change in Control

Compensation and other terms of employment for Amcor’s NEOs are formalized in executive services agreements. In the event of termination of employment by Amcor without “cause” (as described under “—Employment Agreements”), Amcor’s NEOs each have a contractual notice period equal to 12 months. In the event of a settlement of this notice period, the amount payable will be equal to the greater of the amount payable required by law or payment in lieu of notice (12 months’ base salary). No single-trigger payments or double-trigger payments are specified in a change of control event, however Amcor’s Board retains discretion to afford pro-rated incentive payments and vesting of equity awards. Amcor’s Board also may deal with other related matters at its discretion.

The table set forth below shows Amcor’s estimated potential payment obligations to each NEO at the end of fiscal year 2022.

	Ron Delia	Michael Casamento	Eric Roegner	Fred Stephan	Michael Zacka
Termination Payment ($) (12 months’ base salary)(1)	1,704,628	1,014,248	1,001,957	968,000	1,212,387

(1)	Where executives are paid in a currency other than USD, the amount is converted to USD using the annual average exchange rate used throughout the fiscal year. Messrs. Casamento, and Zacka are paid in CHF (1 CHF = 1.0727 USD).

CEO Pay Ratio

The following shows the relationship of the fiscal year 2022 annual total compensation of Amcor’s median employee and the annual total compensation for Mr. Delia, the CEO. Amcor is a truly global company, with employees across 45 countries during fiscal year 2020 (as shown in the chart below).

The annual total compensation of Amcor’s median employee, not including the CEO, was $41,332. The annual total compensation of the CEO, as reported in the Summary Compensation Table, was $9,872,758. Therefore, the ratio of the annual total compensation of the CEO to the annual total compensation of the median employee was 239 to 1.

The CEO pay ratio estimate has been calculated in a manner consistent with item 402(u) of Regulation S-K. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

As permitted by the SEC, given that there were no significant changes to Amcor’s employee population or compensation programs between fiscal year 2020 and 2022, Amcor did not re-identify the median employee for fiscal year 2022. The annual total compensation of the median employee was updated to reflect fiscal year 2022 values. Where the median employee was paid in a currency other than USD, compensation was converted to USD using the annual average exchange rate used throughout the fiscal year.

The median employee was determined in 2020 and reconfirmed in 2021 based on April 1, 2020 annual base compensation (salary and hourly wages) for all full-time, part-time, and temporary employees within the organization, other than the CEO, who were employed on April 1, 2020. As permitted by the SEC rules, under the 5% “De Minimis Exemption”, Amcor excluded 2,171 non-U.S. employees, or 4.98% of the total employee population of 43,578 employees. The excluded countries and their employee populations were as follows: India (839 employees), Indonesia (885 employees), Kazakhstan (56 employees), Trinidad and Tobago (28 employees), and Venezuela (363 employees). As a result of these exclusions, Amcor’s median employee was determined from a total of 41,407 employees. Where employees were paid in a currency other than USD, compensation was converted to USD using the exchange rate on April 1, 2020.

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Report of the Audit Committee

The Company’s Audit Committee is composed of independent non-employee Directors as defined by applicable SEC rules and NYSE listing standards. It is responsible for monitoring and overseeing the Company’s financial reporting and the Company’s internal controls over accounting and financial reporting. The Committee is also specifically responsible for reviewing and approving the external audit plan and the fees for non-audit services, and for reviewing and recommending to the Board the external audit fees, for the current fiscal year. In performing its oversight function, the Committee relies upon advice and information received in written form and in its quarterly discussions with the Company’s management, the head of the Company’s internal audit function and the Company’s independent registered public accounting firm, PricewaterhouseCoopers AG (PwC). The Audit Committee regularly meets in executive session with the head of internal audit and PwC.

Specifically, the Committee has: (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2022 with the Company’s management; (ii) discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC; and (iii) received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Committee concerning independence, and has discussed with PwC its independence.

Based on the Committee’s review and discussions mentioned above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

The Audit Committee:

Arun Nayar (Chair)

Susan Carter

David Szczupak

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Independent Registered Public Accountant Fees

The following table presents aggregate fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for the years ended June 30, 2022 and 2021, and fees billed for other services rendered by PwC during those periods.

	2022	2021
Audit Fees(1)	$13,806,000	$17,150,000
Audit-Related Fees(2)	108,000	125,000
Tax Fees(3)	540,000	507,000
Other Fees(4)	76,000	240,000
TOTAL FEES	$14,530,000	$18,022,000

(1)	Audit Fees – These are fees for professional services performed by PwC for the integrated audits of the Company’s annual financial statements (Form 10-K) and reviews of financial statements included in the Company’s Form 10-Q filings, services that are normally provided in connection with statutory and regulatory filings or engagements and fees in connection with a legal entity restructuring project.
(2)	Audit-Related Fees – These are fees for the assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of the Company’s financial statements. For 2022, these services primarily include work related to the Company’s $500 million note issued in May 2022. For 2021, these services include work related to the Company’s $800 million senior note issued in May 2021.
(3)	Tax Fees – These are fees for professional services performed by PwC with respect to tax compliance, tax advice and tax planning, including transfer pricing documentation.
(4)	Other Fees – These are fees paid to PwC for other regulatory services provided.

The Audit Committee has approved a pre-approval protocol for all non-audit services provided by PwC. This protocol is reviewed and approved annually. All services relating to tax and internal controls over financial reporting are delegated by the Audit Committee to the Audit Committee Chair for pre-approval. Furthermore, the Audit Committee has delegated the pre-approval of other specified services (other statutory audits, agreed upon procedures and comfort letters) to the Chief Financial Officer up to the value of $100,000 per engagement. The Audit Committee Chair is required to pre-approve any engagements with fees in excess of $100,000 and all engagements, regardless of value, relating to Tax and Internal Controls over Accounting and Financial Reporting. The Audit Committee appropriately approved all audit and non-audit services provided to the Company by PwC. The Audit Committee is provided with a quarterly report of all pre-approved non-audit services.

In making its recommendation to appoint PwC as the Company’s independent registered public accounting firm, the Audit Committee has considered whether the provision of the non-audit services rendered by PwC is compatible with maintaining that firm’s independence.

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Proposal 2 Ratification of the Appointment of PricewaterhouseCoopers AG as Our Independent Registered Public Accounting Firm for Fiscal Year 2023

A further purpose of the meeting is to vote on the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending June 30, 2023. Although ratification is not required by law, the Board has determined that it is desirable to seek shareholder ratification of this appointment in light of the critical role played by the independent registered public accounting firm in auditing the Company’s financial statements. Therefore, the Audit Committee of the Board of Directors recommends shareholder ratification of the appointment of PwC. If the shareholders do not ratify this appointment, the Audit Committee may consider other independent auditors. A representative of PwC will be present at the meeting, with the opportunity to make a statement and to respond to questions.

The proxies will vote your proxy for ratification of the appointment of PwC unless you specify otherwise in your proxy.

The Audit Committee and the Board of Directors recommend a vote “FOR” ratification of the appointment of PricewaterhouseCoopers AG.

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Proposal 3 Advisory Vote on Executive Compensation (“Say-On-Pay Vote”)

We are providing our shareholders an opportunity to cast a non-binding, advisory vote on the compensation of our NEOs as disclosed in this proxy statement.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation programs are designed to align compensation to business strategy and outcomes that deliver value to shareholders; drive a high performance culture by setting challenging objectives and rewarding high-performing individuals; and assure compensation is competitive in the relevant employment marketplace to support the attraction, motivation and retention of executive talent. Please read the “Compensation Discussion and Analysis” in this proxy statement for additional details about our executive compensation programs, including information about the fiscal year 2022 compensation of our NEOs.

We are asking our shareholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific type of compensation, but rather the overall compensation of our NEOs and policies and practices described in this proxy statement. Accordingly, our Board of Directors recommends that our shareholders vote “FOR” the following resolution:

“RESOLVED, that Amcor’s shareholders approve, on an advisory basis, the compensation of the NEOs as disclosed in Amcor’s Proxy Statement for the 2022 Annual General Meeting of Shareholders, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and disclosure.”

The Say-on-Pay Vote is advisory, and therefore not binding on Amcor, the Compensation Committee or our Board of Directors. However, we value shareholders’ opinions, and we will consider the outcome of the Say-on-Pay Vote when determining future executive compensation programs.

The Board of Directors recommends a vote “FOR” the approval of the Compensation of our NEOs.

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Important Information about the Proxy Materials and Voting Your Shares

Why am I receiving these proxy materials?

The Company is soliciting your proxy in connection with the Annual General Meeting of Shareholders to be held on Wednesday, November 9, 2022. This proxy statement and the form of proxy or, in some cases, a Notice of Internet Availability, are being mailed to shareholders commencing on or about September 27, 2022.

Why did I receive a Notice of Internet Availability of proxy materials?

Under the rules of the SEC, we are furnishing proxy materials to certain of our shareholders on the Internet, rather than mailing printed copies to those shareholders. This process reduces the environmental impact of our Annual Meeting of Shareholders, expedites shareholders’ receipt of the proxy materials, and lowers our costs. If you received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability.

How will my shares be voted by proxy?

The proxies will vote the shares represented by all properly executed proxies that we receive prior to the meeting and not revoked in accordance with your instructions. If you properly execute and submit your proxy, but do not indicate how you want your shares voted, the Company proxy will vote your shares:

•	“FOR” the ten Director-nominees set forth herein;
•	“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm; and
•	“FOR” the non-binding, advisory vote approving our executive compensation.

Who will conduct and pay for the cost of this proxy solicitation?

We will bear all costs of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees, and fiduciaries for reasonable expenses they incur. Proxies may be solicited personally, by mail, by telephone, by fax, or by internet by our Directors, officers, or other regular employees without remuneration other than regular compensation. We have retained Morrow Sodali LLC to act as a proxy solicitor for a fee estimated to be $75,000, plus reimbursement of out-of-pocket expenses.

Who is entitled to vote at the meeting?

You are entitled to vote or direct the voting of your Amcor shares if you were a shareholder of record or a beneficial owner of shares in “street name” as of 4:00 p.m. U.S. Eastern Time on September 14, 2022, or a holder of CHESS Depositary Interests as of 7:00 p.m. Australian Eastern Standard Time, on September 14, 2022, the record date for our Annual Meeting.

As of the record date, there were 1,489,019,556 ordinary shares of Amcor outstanding. Each ordinary share entitles the shareholder of record to one vote. Cumulative voting is not permitted. See the Admission Policy in this proxy statement for instructions on obtaining a ticket to attend the meeting.

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What does it mean to be a shareholder of record?

If, on the record date, your ordinary shares were registered directly in your name with our transfer agent, Computershare, then you are a “shareholder of record.” As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by the internet, by telephone, or to fill out and return the enclosed proxy card, to ensure your vote is counted.

What does it mean to beneficially own shares in “street name”?

If, on the record date, your ordinary shares were held in an account at a bank, broker or other financial institution (we will refer to those organizations collectively as a “broker”), then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker. The broker holding your account is considered the shareholder of record for purposes of voting at our Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. However, because you are not a shareholder of record, if you want to vote your shares in person at the Annual Meeting, you must request and obtain a valid proxy from your broker giving you that right, and must satisfy the Admission Policy described below.

Under the NYSE rules, the only matter on which your broker can vote your shares without receiving instructions from you is the ratification of auditors. Your broker does not have discretionary authority to vote your shares on any other matter. We encourage you to communicate your voting decisions to your broker before the Annual Meeting date to ensure that your vote will be counted.

What does it mean to be a holder of CHESS Depositary Interests?

CHESS Depositary Interests are issued by Amcor through CHESS Depositary Nominees Pty Limited (“CDN”), and traded on the Australian Securities Exchange, or ASX. The depositary interests are frequently called “CDIs.” If you own Amcor CDIs, then you are the beneficial owner of one Amcor ordinary share for every CDI you own. CDN or its custodian is considered the shareholder of record for purposes of voting at our Annual Meeting. As the beneficial owner, you have the right to direct CDN or its custodian on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. But because you are not a shareholder of record, if you want to vote your shares in person at the Annual Meeting, you must request and obtain a valid proxy from CDN or its custodian giving you that right, and must satisfy the Admission Policy described below.

You will receive a notice from Computershare allowing you to deliver your voting instructions over the internet. In addition, you may request paper copies of the proxy statement and voting instructions by following the instructions on the notice provided by Computershare.

Under the rules governing CDIs, CHESS Depositary Nominees are not permitted to vote on your behalf on any matter to be considered at the Annual Meeting unless you specifically instruct CHESS Depositary Nominees how to vote. We encourage you to communicate your voting decisions to CHESS Depositary Nominees before the Annual Meeting date to ensure that your vote will be counted.

What is the required quorum to conduct business at the Annual Meeting?

A quorum will consist of one or more shareholders present in person or by proxy who hold or represent shares of a majority of the total voting rights of all the shareholders entitled to vote at the Annual Meeting.

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How many votes are required to approve each proposal?

The affirmative vote of the holders of a majority of the votes cast by shareholders present in person or represented by proxy at the meeting and entitled to vote is required to elect Directors and approve the ratification of PwC as our independent registered public accounting firm.

If the votes are equal on a proposal, the chairperson of the meeting has a casting vote.

The Say-on-Pay Vote is both advisory and non-binding. We will consider shareholders to have approved the Say-on-Pay Vote if the number of votes cast “For” the proposal exceeds the number of votes cast “Against” the proposal.

How are votes counted?

Abstentions will be treated as shares that are present and entitled to vote, as will an election to withhold authority to vote for Directors. Accordingly, abstentions and elections to withhold authority will have the effect of a vote “Against” the particular matter, except in the case of the Say-on-Pay Vote for which an abstention will have no effect. If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, it is referred to as a “broker non-vote.” Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as voted for the purpose of determining the approval of the particular matter.

How do I vote?

Your vote is important. You may vote on the Internet, by telephone, by mail, or at the Annual Meeting, all as described below. The Internet and telephone voting procedures are designed to authenticate shareholders using a control number, and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your Notice, proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m. U.S. Eastern Time on November 8, 2022 or, for a holder of CHESS Depositary Interests, until 10:00 a.m. Australian Eastern Daylight Time on November 7, 2022.

Vote on the Internet

If you have Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded.

Vote by Telephone

You can also vote by telephone by following the instructions provided on the Internet voting site, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Vote by Mail

If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. Please allow sufficient time for mailing if you decide to vote by mail. The current global pandemic is causing some delays in mailing so you may want to consider an alternative method.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting. All shareholders of record on September 14, 2022 are invited to attend and participate at the meeting.

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How can I revoke my proxy or change my vote?

You may revoke your proxy or change your vote at any time before the proxy is exercised by any of the following methods:

Holder	Method of Voting
Holders of record	•	Delivering written notice of revocation to our Corporate Secretary at our principal executive office located at 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom;
	•	Delivering another timely and later dated proxy;
	•	Revoking by internet or by telephone before 11:59 p.m. U.S. Eastern Time on November 8, 2022, for shares traded on the NYSE;
	•	Attending the Annual Meeting and voting in person by written ballot. Please note that your attendance at the meeting will not revoke your proxy unless you actually vote at the meeting.
Stock held by brokers, banks and nominees and CDIs	You must contact your broker, bank or other nominee to obtain instructions on how to revoke your proxy or change your vote. CDI holders must contact Computershare to revoke your proxy or change your vote. You may also obtain a “legal proxy” from your broker, bank or other nominee to attend our Annual Meeting and vote in person by written ballot.

What is the address for the Company’s principal executive office?

The mailing address of our principal executive office is:

Amcor plc

83 Tower Road North

Warmley, Bristol BS30 8XP

United Kingdom

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified with words like “believe,” “expect,” “target,” “project,” “may,” “could,” “would,” “approximately,” “possible,” “will,” “should,” “intend,” “plan,” “anticipate,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Such statements are based on the current expectations of the management of Amcor and are qualified by the inherent risks and uncertainties surrounding future expectations generally. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. None of Amcor or any of its respective directors, executive officers or advisors provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur.

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Submission of Shareholder Proposals and Nominations

Proposals for Inclusion in Proxy Statement

We must receive all shareholder proposals to be presented at the 2023 annual general meeting of shareholders that are requested to be included in the proxy statement and form of proxy relating thereto not later than May 30, 2023.

Other Proposals and Nominees

Shareholder proposals to be brought before any meeting of shareholders or nominations of persons for election as a Director at any meeting of shareholders must be made pursuant to timely notice in writing to the Corporate Secretary of the Company. To be timely, notice by the shareholder must be delivered or received at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) day before the anniversary of the previous year’s annual general meeting and not later than the close of business on the ninetieth (90th) day before the anniversary of the previous year’s annual general meeting. If, however, there was no annual general meeting in the prior year or the date of the annual general meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual general meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual general meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Accordingly, any such shareholder proposal or nomination for the 2023 annual general meeting of shareholders must be delivered no earlier than July 12, 2023 and no later than August 11, 2023.

In addition to satisfying the foregoing requirements, shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than September 10, 2023.

Notice Requirements

A notice of a shareholder proposal for Director nominations or other business must set forth certain information concerning such proposal, the proposing shareholder and the nominees, as specified in our Articles and as required by SEC rules, as applicable. The presiding officer of the meeting will refuse to acknowledge any proposal or nomination not made in compliance with the foregoing procedures.

The Board of Directors is not aware of any other matters to be presented at the meeting. However, if any matter other than those referred to above should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

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Important Notice Regarding Availability of Proxy Materials for the Annual General Meeting of Shareholders to Be Held on November 9, 2022

The following materials are available for viewing on the internet:

•	Proxy statement for the 2022 Annual General Meeting of Shareholders;
•	2022 Annual Report to Shareholders; and
•	Annual report on Form 10-K for the fiscal year ended June 30, 2022.

To view the proxy statement, 2022 Annual Report to Shareholders, or annual report on Form 10-K, holders of ordinary shares should visit www.proxyvote.com and holders of CDIs should visit www.investorvote.com.au and enter your control number from your Notice of Internet Availability or proxy card.

Admission Policy

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Shareholders on November 9, 2022. CDI holders as of the record date may also attend. If you would like to attend the meeting in person, you must request an admission ticket and follow the instructions below. You may request an admission ticket by:

•	Calling +61 3 9226 9000 in Australia or +1 224 313 7000 in the United States;
•	E-mailing investor.relations@amcor.com; or
•	Mailing a request to Amcor plc at 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom, Attention: Corporate Secretary.

Seating is limited. Tickets will be issued on a first-come, first-served basis. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in “street name” (that is, through a bank, broker or other financial institution), you will also need to obtain a valid proxy giving you the right to attend the Annual Meeting or bring a copy of a statement reflecting your share ownership as of the record date. If you hold CDIs, you must obtain a valid proxy from CDN or its custodian. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

Coronavirus (COVID-19)

The Company is currently monitoring all government guidelines in England to ensure that any special measures required to be put in place for the 2022 Annual Meeting in response to the ongoing Coronavirus (COVID-19) situation are implemented. If applicable, we will include details on our website (www.amcor. com/investors/shareholders/annual-general-meetings) prior to the Annual Meeting. If you plan to attend the Annual Meeting in person, please check our website before you travel.

Amcor plc

Head Office / UK Establishment Address: 83 Tower Road North, Warmley, Bristol, England, BS30 8XP, United Kingdom

UK Overseas Company Number: BR020803

Registered Office: 3rd Floor, 44 Esplanade, St Helier, JE4 9WG, Jersey Channel Islands

Jersey Registered Company Number: 126984, Australian Registered Body Number (ARBN) 630385278

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SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 8, 2022 for shares held directly and by 11:59 p.m. Eastern Time on November 6, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 8, 2022 for shares held directly and by 11:59 p.m. Eastern Time on November 6, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D90444-P80026 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

AMCOR PLC

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Graeme Liebelt	☐	☐	☐
1b. Dr. Armin Meyer	☐	☐	☐
1c. Ron Delia	☐	☐	☐
1d. Achal Agarwal	☐	☐	☐
1e. Andrea Bertone	☐	☐	☐
1f. Susan Carter	☐	☐	☐
1g. Karen Guerra	☐	☐	☐
1h. Nicholas (Tom) Long	☐	☐	☐
1i. Arun Nayar	☐	☐	☐
1j. David Szczupak	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. To ratify the appointment of PricewaterhouseCoopers AG as our independent registered public accounting firm for fiscal year 2023.	☐	☐	☐
3. To cast a non-binding, advisory vote on the Company's executive compensation ("Say-on-Pay Vote").	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D90445-P80026

AMCOR PLC
Annual General Meeting of Shareholders
November 9, 2022 - 9:00 p.m. London, Greenwich Mean Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Damien Clayton (Corporate Secretary) and Deborah Rasin (General Counsel), or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Amcor plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at The Langham Hotel located at 1C Portland Place, London W1B 1JA, United Kingdom, 9:00 p.m. London, Greenwich Mean Time on November 9, 2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side